PACER FUNDS TRUST SIXTEENTH AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT
TIDS SIXTEENTH AMENDMENT, dated as of the last date on the signature block (the "Effective Date"), to the Transfer Agent Servicing Agreement dated as of May 26, 2015, as amended (the "Agreement"), is entered into by and between PACER FUNDS TRUST, a Delaware statutory trust (the "Trust"), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the following entities to its series:

•Pacer ActiveAlpha India Quality ETF
•Pacer S&P 500 Quality FCF High Dividend ETF
•Pacer S&P 500 Quality FCF R&D Leaders ETF
WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by all parties.
NOW, THEREFORE, the parties agree as follows:
1. Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Sixteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date written below.

Name of Series:

Exhibit A to the Transfer Agent Servicing Agreement Separate Series of Pacer Funds Trust

Pacer Trendpilot US Large Cap ETF Pacer Trendpilot US Mid Cap ETF Pacer Trendpilot 100 ETF
Pacer U.S. Export Leaders ETF
Pacer Autopilot Hedged European Index ETF Pacer Trendpilot European Index ETF
Pacer Global Cash Cows Dividend ETF Pacer US Cash Cows 100 ETF
Pacer Developed Markets International Cash Cows 100 ETF
Pacer Emerging Markets Cash Cows 100 ETF
Pacer Small Cap US Cash Cows 100 ETF
Pacer Wealth Shield ETF
Pacer Benchmark Industrial Real Estate SCTRSM ETF
Pacer Benchmark Data & Infrastructure Real Estate SCTRSM ETF
Pacer CFRA-Stovall Equal Weight Seasonal Rotation Index ETF
Pacer Trendpilot International ETF
Pacer Trend pilot Fund of Funds ETF Pacer US Cash Cows Growth ETF
Pacer Cash Cows Fund of Funds ETF
Pacer Trendpilot® US Bond ETF
Pacer CSOP FTSE China AS0 ETF
Pacer Lunt Large Cap Alternator ETF
Pacer Lunt MidCap Multi-Factor Alternator ETF
Pacer Lunt Large Cap Multi-Factor Alternator ETF
Pacer BioThreat Strategy ETF
Pacer American Energy Independence ETF
Pacer Military Times Best Employers ETF
Pacer Salt High truBetaTM US Market ETF
Pacer Salt Low truBetaTM US Market ETF
Pacer Swan SOS Conservative (December) ETF
Pacer Swan SOS Flex (December) ETF
Pacer Swan SOS Moderate (December) ETF Pacer Swan SOS Fund of Funds ETF
Pacer Swan SOS Conservative (April) ETF
Pacer Swan SOS Flex (April) ETF
Pacer Swan SOS Moderate (April) ETF
Pacer Swan SOS Conservative (July) ETF
Pacer Swan SOS Flex (July) ETF
Pacer Swan SOS Moderate (July) ETF
Pacer Swan SOS Conservative (October) ETF Pacer Swan SOS Flex (October) ETF
Pacer Swan SOS Moderate (October) ETF
Pacer Metaurus US Large Cap Dividend Multiplier 300 ETF Pacer Metaurus US Large Cap Dividend Multiplier 400 ETF Pacer Pacific Asset Floating Rate High Income ETF
Pacer Pacific Asset Floating Rate High Income ETF

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Pacer Bluestar Engineering the Future ETF
Pacer Bluestar Digital Ente1tainment ETF
Pacer Data and Digital Revolution ETF
Pacer Industrials, Logistics, and Fulfillment ETF
Pacer US Large Cap Cash Cows Growth Leaders ETF
Pacer US Small Cap Cash Cows Growth Leaders ETF
Pacer Developed Markets Cash Cows Growth Leaders ETF
Pacer Metaurus International Developed Markets Dividend Multiplier 400 ETF
Pacer MSCI World Industry Advantage ETF
Pacer Nasdaq International Patent Leaders ETF
Pacer Nasdaq 100 Top 50 Cash Cows Growth Leaders ETF
Pacer Metaurus Nasdaq 100 Dividend Multiplier 600 ETF
Pacer US Cash Cows Bond ETF
Pacer Solactive Whitney Future of Warfare ETF
Pacer PE/VC ETF
Pacer Cash COWZ 100-Nasdaq 100 Rotator ETF
Pacer S&P 500 Quality FCF Aristocrats ETF
Pacer S&P MidCap 400 Quality FCF Aristocrats ETF
Pacer S&P SmallCap 600 Quality FCF Aristocrats ETF
Pacer International Export Leaders ETF
Pacer ActiveAlpha India Quality ETF
Pacer S&P 500 Quality FCF High Dividend ETF
Pacer S&P 500 Quality FCF R&D Leaders ETF

3